UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2014

NiSource Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 5, 2014, NiSource Finance Corp. (“NiSource Finance”), as borrower, and NiSource Inc. (the “Company”), as guarantor, entered into a Third Amended and Restated Revolving Credit Agreement (the “Agreement”) with the lenders party thereto, Barclays Bank PLC, as Administrative Agent, Credit Suisse Securities (USA) LLC, as Syndication Agent, The Bank of Tokyo-Mitsubishi UFJ Ltd., Citibank, N.A. and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, and Barclays Bank PLC, Credit Suisse Securities (USA) LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citigroup Global Markets, Inc. and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners. The Agreement will become effective if and when the Company completes the previously announced proposed separation of its natural gas pipeline and related businesses into a stand-alone publicly traded company, Columbia Pipeline Group, Inc. (“CPG”), which is expected to occur in mid-2015 (the “CPG Separation”). At that time, the Agreement will amend NiSource Finance’s existing $2.0 billion Revolving Credit Agreement to reduce the facility by $500 million to $1.5 billion and to extend the term until the fifth anniversary of the effective date. Up to $250 million of the facility will be available in the form of standby letters of credit. The Agreement provides that revolving loans will bear interest at the option of the Company at:

•
a rate equal to (A) the Alternate Base Rate (which is a floating rate equal to the highest of (i) the prime rate of interest announced by the Administrative Agent from time to time, (ii) the Federal Funds Rate in effect from time to time + 0.50% and (iii) one-month reserve adjusted Eurodollar rate + 1.0%) plus (B) an applicable margin (which applicable margin would be 27.5 basis points, based on the Company’s current ratings), or

•	a rate equal to (A) the 1 week or 1, 2, 3 or 6-month Eurodollar rate plus (B) an applicable margin (which applicable margin would be 127.5 basis points, based on the Company’s current ratings).

Other than decreasing the size of the facility, extending the term and providing for the separation of CPG, the Agreement substantially restates the existing Second Amended and Restated Revolving Credit Agreement.

A copy of the Company’s press release is attached to this report as Exhibit 99.1 and is incorporated by reference to this Item 1.01.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARANGEMENT OF A REGISTRANT
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 8.01.	OTHER EVENTS
On December 5, 2014, CPG, as borrower, entered into a Revolving Credit Agreement (the “CPG Agreement”) with the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, Barclays Bank PLC, The Bank of Nova Scotia and BNP Paribas, as Co-Documentation Agents, and Barclays Bank PLC, Citigroup Global Markets, Inc., The Bank of Nova Scotia, BNP Paribas and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners. The CPG Agreement will become effective if and when the Company completes the CPG Separation. At that time, the CPG Agreement will become effective and CPG will have aggregate commitments from the lenders to make revolving loans of up to $1.5 billion at any time outstanding. The commitments will terminate and revolving loans will mature on the fifth anniversary of the effective date. Up to $250 million of the facility will be available in the form of standby letters of credit. The CPG Agreement provides that revolving loans will bear interest at the option of the Company at:

•
a rate equal to (A) the Alternate Base Rate (which is a floating rate equal to the highest of (i) the prime rate of interest announced by the Administrative Agent from time to time, (ii) the Federal Funds Rate in effect from time to time + 0.50% and (iii) one-month reserve adjusted Eurodollar rate + 1.0%) plus (B) an applicable margin based on the credit ratings of CPG, or

•	a rate equal to (A) the 1 week or 1, 2, 3 or 6-month Eurodollar rate plus (B) an applicable margin based on the credit ratings of CPG.

Commencing on the effective date, CPG will be subject to various customary covenants and restrictive provisions which will, among other things, limit CPG and its restricted subsidiaries’ ability to incur additional indebtedness, guarantees and liens; consolidate, merge or transfer all or substantially all of our assets; make certain investments or restricted payments; modify certain material agreements; engage in certain types of transactions with affiliates; dispose of assets; and prepay certain indebtedness, each of which covenants will be subject to customary and usual exceptions and baskets, including an exception to the limitation on restricted payments for distributions of available cash, as permitted by CPG’s organizational documents.

The CPG Agreement also contains certain financial covenants that will require CPG to maintain (a) a consolidated total leverage ratio that does not exceed (i) 5.75 to 1.00 for the period of four consecutive fiscal quarters (“test period”) ending December 31, 2015, (ii) 5.50 to 1.00 for any test period ending after December 31, 2015 and on or before December 31, 2017, and (iii) 5.00 to 1.00 for any test period ending after December 31, 2017, provided that after December 31, 2017 and during a Specified Acquisition Period (as defined in the CPG Agreement), the leverage ratio shall not exceed 5.50 to 1.00 and (b) until CPG has received an investment grade rating, a Consolidated Interest Coverage Ratio (as defined in the CPG Agreement) of no less than 3.00 to 1.00.

In addition, on December 5, 2014, Columbia Pipeline Partners LP (“CPPL”), a subsidiary of the Company and CPG, as borrower, entered into a Revolving Credit Agreement (the “CPPL Agreement”) with the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ Ltd., as Syndication Agent, Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Co-Documentation Agents, and Wells Fargo Securities, LLC, The Bank of Tokyo-Mitsubishi UFJ Ltd., Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Joint Lead Arrangers and Joint Bookrunners. The CPPL Agreement will become effective if and when CPPL completes its proposed initial public offering of common units. At that time, the CPPL Agreement will become effective and CPPL will have aggregate commitments from the lenders to make revolving loans of up to $500 million at any time outstanding. The commitments will terminate and revolving loans will mature on the fifth anniversary of the effective date. Up to $50 million of the facility will be available in the form of standby letters of credit. The CPPL Agreement provides that revolving loans will bear interest at the option of the Company at:

•
a rate equal to (A) the Alternate Base Rate (which is a floating rate equal to the highest of (i) the prime rate of interest announced by the Administrative Agent from time to time, (ii) the Federal Funds Rate in effect from time to time + 0.50% and (iii) one-month reserve adjusted Eurodollar rate + 1.0%) plus (B) an applicable margin based on the credit ratings of NiSource until such time as CPG has obtained credit ratings, and based on the credit ratings of CPG thereafter, or

•
a rate equal to (A) the 1 week or 1, 2, 3 or 6-month Eurodollar rate plus (B) an applicable margin based on the credit ratings of NiSource until such time as CPG has obtained credit ratings, and based on the credit ratings of CPG thereafter.

The Company, as well as CPG and certain of its subsidiaries, will be guarantors of the indebtedness under the CPPL Agreement as of the effective date. The guaranty by the Company shall be automatically released at such time as CPG shall have obtained credit ratings from each of Moody’s and S&P or upon completion of the CPG Separation, whichever occurs first.

Commencing on the effective date, CPPL will be subject to various covenants and restrictive provisions which will, among other things, limit CPPL and its restricted subsidiaries’ ability to incur additional indebtedness, guarantees and liens; consolidate, merge or transfer all or substantially all of our assets; make certain investments or restricted payments; modify certain material agreements; engage in certain types of transactions with affiliates; dispose of assets; and prepay certain indebtedness, each of which covenants will be subject to customary and usual exceptions and baskets, including an exception to the limitation on restricted payments for distributions of available cash, as permitted by CPPL’s organizational documents.

The CPPL Agreement also contains certain financial covenants that will require CPPL to maintain (a) a consolidated total leverage ratio that does not exceed (i) 5.75 to 1.00 for the period of four consecutive fiscal quarters (“test period”) ending December 31, 2015, (ii) 5.50 to 1.00 for any test period ending after December 31, 2015 and on or before December 31, 2017, and (iii) 5.00 to 1.00 for any test period ending after December 31, 2017, provided that after December 31, 2017 and during a Specified Acquisition Period (as defined in the CPPL Agreement), the leverage ratio shall not exceed 5.50 to 1.00 and (b) until CPG has received an investment grade rating, a Consolidated Interest Coverage Ratio (as defined in the CPPL Agreement) of no less than 3.00 to 1.00.

A copy of the Company’s press release is attached to this report as Exhibit 99.1 and is incorporated by reference to this Item 8.01.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release issued by NiSource Inc. on December 5, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: December 5, 2014	By:	/s/ David J. Vajda
David J. Vajda
Vice President, Treasurer and Chief Risk Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by NiSource Inc. on December 5, 2014